Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements noted below on Form S‑3, S-4, and S‑8 of our reports dated February 22, 2022, with respect to the consolidated financial statements of Wells Fargo & Company and subsidiaries and the effectiveness of internal control over financial reporting.

Registration Statement Number	Form	Description
333-236148	S-3	Universal Shelf 2020
333-239017 333-239017-01	S-3	Debt Shelf 2020
333-253886	S-3	Wells Fargo Direct Purchase and Dividend Reinvestment Plan
333-154879	S-4/S-8	Wachovia Corporation
333-232389	S-8	Long-Term Incentive Compensation Plan
333-168819	S-8	Long-Term Incentive Compensation Plan
333-192903	S-8	Long-Term Incentive Compensation Plan
333-211639	S-8	401(k) Plan
333-200400	S-8	Supplemental 401(k) Plan
333-180997	S-8	Directors Stock Compensation and Deferral Plan
333-176266	S-8	Special Deferral Plan for Select Employees and Special Award Plan
333-142941	S-8	Deferred Compensation Plan
333-207636	S-8	Deferred Compensation Plan
333-232390	S-8	Deferred Compensation Plan
333-211638	S-8	Wells Fargo Stock Purchase Plan
333-260403	S-8	Wells Fargo Stock Purchase Plan
333-161529	S-8	Wachovia Deferred Compensation Obligations

/s/ KPMG LLP

Charlotte, North Carolina
February 22, 2022